Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Form S-11 on Form S-3 to Registration Statement No. 333-148414 of Behringer Harvard Multifamily REIT I, Inc. (the “Company”) of the following:

•                  our report dated May 4, 2010, related to the statement of revenues and certain operating expenses of The Lofts at Park Crest Apartments (also known as The Lofts at Park Crest), a multifamily community located in McLean, Virginia, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A of the Company dated May 26, 2010;

•                  our report dated August 4, 2010, related to the statement of revenues and certain operating expenses of Burnham Pointe, a multifamily community located in Chicago, Illinois, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A of the Company dated August 6, 2010;

•                  our report dated June 17, 2010, related to the statement of revenues and certain operating expenses of 7166 at Belmar (formerly Alexan Belmar Apartments), a multifamily community located in Lakewood, Colorado, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011;

•                  our report dated August 5, 2010, related to the statement of revenues and certain operating expenses of Fitzhugh Urban Flats (formerly Fitzhugh), a multifamily community located in Dallas, Texas and of Tupelo Alley Apartments, a multifamily community located in Portland, Oregon, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011;

•                  our report dated November 17, 2010, related to the statement of revenues and certain operating expenses of The Reserve at La Vista Walk, a multifamily community located in Atlanta, Georgia, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011;

•                  our report dated January 31, 2011, related to the statement of revenues and certain operating expenses of The District Universal Boulevard (formerly The District), a multifamily community located in Orlando, Florida, for the year ended December 31, 2009, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011;

•                  our report dated July 11, 2011, related to the statement of revenues and certain operating expenses of Argenta, a multifamily community located in San Francisco, California, for the year ended December 31, 2010, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011; and

•                  our report dated July 11, 2011, related to the statement of revenues and certain operating expenses of Stone Gate, a multifamily community located in Marlborough, Massachusetts, for the year ended December 31, 2010, appearing in the Current Report on Form 8-K of the Company dated September 16, 2011

(which reports on the statement of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Cornerstone Accounting Group LLP

September 20, 2011